UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 30, 2009

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 30, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of The Talbots, Inc. (the “Company”) approved amendments to the compensation of Richard T. O’Connell, Jr., Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction, and Secretary.  Consistent with other severance agreements provided at the executive vice president level, the Committee approved for Mr. O’Connell a new severance agreement without an expiration date (his previous severance agreement was scheduled to expire on August 6, 2009).  In all other respects, the terms of this superseding severance agreement will be substantially similar to his prior severance agreement.  In addition, Mr. O’Connell’s annual base salary was increased to $500,000.  Each of these new arrangements is effective April 30, 2009.   On April 30, 2009 Mr. O’Connell was also granted 50,000 shares of restricted stock which are scheduled to vest annually in increments of 25%, 25% and 50% on each of the first three anniversaries of the grant date, in addition to an option granted as part of the Company’s annual equity grant program for 74,800 option shares.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: May 6, 2009	By:	/s/ Ruthanne Russell
		Name:	Ruthanne Russell
		Title :	Senior Vice President, Human Resources